Exhibit 99.1

FOR IMMEDIATE RELEASE

FORMER NSA DIRECTOR LINCOLN D. FAURER JOINS

SAFLINK BOARD OF DIRECTORS

BELLEVUE, WA – (October 5, 2004) – SAFLINK® Corporation (NASDAQ: SFLK), a leading provider of biometric and smart card security solutions, today announced the addition of Lincoln D. Faurer, former Director of the National Security Agency (NSA), to its Board of Directors.

Mr. Faurer, a retired Three-Star General with 35 years of service in the United States Air Force, is a consummate leader with a particular focus on security and intelligence organizations. His expertise will make a significant contribution to SAFLINK’s strategic direction and business initiatives in the public sector.

“Lincoln brings a tremendous amount of knowledge and a fantastic record of achievement to SAFLINK. We are honored to welcome him to our board of Directors,” said Glenn Argenbright, President and CEO of SAFLINK. “He is well known and highly respected throughout the government community and has firsthand knowledge of the network security requirements of public and private sector customers. Mr. Faurer will be an invaluable asset to SAFLINK and help us to deliver superior solutions and value for identity management and authentication.”

For the past 12 years, Mr. Faurer served as President of LDF Inc., a consultancy specializing in matters concerning Command, Control, Communications, Computing and Intelligence (C4I). He was Director of the NSA from 1981 – 1985, spearheading the agency’s primary intelligence structure, R&D, and worldwide communications. Prior to joining the NSA, Mr. Faurer served as the Deputy Chairman of the NATO military committee, leading senior military representatives from all NATO countries in providing military advice to the Secretary General of NATO and its political body.

“I am very pleased to be able to leverage my experience to help guide such a cutting-edge company,” said Faurer. “SAFLINK has a compelling product offering that addresses governmental challenges in securing critical networks and safeguarding digital assets. The company is very well positioned to take advantage of market opportunities as the adoption of biometrics and smart cards continues to grow.”

Mr. Faurer’s additional government posts included: Director of Intelligence for HQS U.S. European Command (1977-1979); Vice Director for Production, Defense Intelligence Agency (1974-1977); Deputy Assistant Chief of Staff for Intelligence, USAF (1973-1974); and Director of Intelligence, HQS U.S. Southern Command (1971-1973).

About SAFLINK

SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s software provides Identity Assurance Management™, allowing administrators to verify the identity of users and control their access to: computer networks; physical facilities; applications; manufacturing process control systems; and time and attendance systems. SAFLINK also offers protection for popular applications such as e-mail, instant messaging, web transactions, and individual files. For more information, please visit http://www.saflink.com or call SAFLINK at 800-762-9595.

NOTE: “SAFLINK” and “The Power of Biometric Authentication” are registered trademarks of SAFLINK Corporation. “Protecting your enterprise through secure authentication” and “Identity Assurance Management” are trademarks of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the security market, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

PR 04-35

SAFLINK COMPANY CONTACT:

SAFLINK Corporation

Thomas Doggett, Director of Marketing

(800) 762-9595

tdoggett@saflink.com

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253) 853-5030

rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT

MKR Group, LLC

Todd Kehrli

(818) 556-3700

ir@mkr-group.com